Exhibit 10.66

MAVEN

July 31, 2020

Josh Jacobs

Director Agreement - Strategic Financing Addendum

Dear Josh

We refer to the Director Agreement dated as of January 1, 2020 (the "**Agreement**") by and between you and TheMaven, Inc., a Delaware corporation (the "**Company**") as amended by the letter agreement dated May 1, 2020 (the "**Addendum**"). Capitalized terms used herein shall have the meanings ascribed them in the Agreement and the Addendum.

You and the Company hereby agree that Exhibit A to the Addendum shall be amended to the form attached as Exhibit A hereto.

In all other respects the Agreement and the Addendum shall remain unchanged and in full force and effect.

Very truly yours,

DocuSigned by:

57E9B8C3CFC43D

James Heckman, CEO

Please sign below indicating your acceptance of the above terms and conditions for the position.

DocuSigned by:

Joshua Jacobs

B476B9E45A5A41C

Josh Jacobs

8/3/2020

Date

Exhibit A

Additional Services

- Mentoring and supporting development of the Company's Corporate Development, Business Development and Network Development team ("**BD Team**"), so all three of those executives are able better to lead, report to the board and hit numbers going forward in a more organized way and within the strategic and financial business model.
- Assisting the BD Team, in developing updated publisher strategy presentation and supporting pipeline, contracts for all 3 tiers (perhaps Contributor tier), process and other deliverables.
- Support the BD Team and the CEO as needed in high level strategic and sales conversations with top partners
- Work with the BD Team and the CEO to develop a news specific strategy and business model to scale news journalism on Maven
- Lead the top 2-3 major strategic partnership initiatives, similar to assistance in closing TheStreet and SI the previous year. Specifically, assisting in Military.com, Newsweek and a 3rd to be named later.
- Supporting the CEO, CFO and General Counsel with banks and investors as part of the listing of the Company's securities on a national securities exchange